nielsen

The Nielsen Company & Billboard's 2012 Music Industry Report

Music Purchases at All-Time High
Surpass 1.65 Billion Unit Transactions
Digital Sales Gain – Albums up 14% – Tracks up 5%

January 04, 2013 07:12 AM Eastern Standard Time

NEW YORK--(BUSINESS WIRE)--**Nielsen SoundScan** and **Nielsen BDS**, the entertainment industry's leading data information systems, announced the 2012 year-end U.S. music sales figures for the 12-month period of January 2, 2012 through December 30, 2012. **Nielsen SoundScan** measures U.S. point-of-sale of recorded music product. **Nielsen BDS** tracks U.S. radio airplay and music streams. Both systems power many of the **Billboard** charts.

"The big artist stories of the year are Adele and Taylor Swift"

For 2012, sales of albums and track equivalents are down slightly at -1.8% vs. 2011. Digital Albums are up 14% and Digital Tracks are up 5%. CD sales declined 13%.

"Overall music purchases surpassed 1.65 billion units in 2012, up 3.1% vs. the previous record high set in 2011, driven by digital music sales, which continue be a key growth element within the market," said David Bakula, SVP Client Development, Nielsen. "Digital Album sales are up 14.1% and Digital Track sales are up 5.1%, but despite being down 12.8%, physical is still the dominant album format.

"The big artist stories of the year are Adele and Taylor Swift," continued Bakula. "Adele's album, 21, is the first album ever to be the top seller of the year for two consecutive years, and Taylor Swift's Red has sold more than 3.1 million copies in only 10 weeks, debuting with the highest weekly sales of any title since 2002."

Overall Music Sales

Overall Album Sales w/TEA

(Transactions: Albums, Singles, Music Video, Digital Tracks – In Millions)

	2012	2011	% Chg.
Units Sold	**1,661**	**1,611**	***3.10%***

(Includes All Albums & Track Equivalent Albums – In Millions)

	2012	2011	% Chg.
~~**Units Sold**~~	~~**450**~~	~~**458**~~	~~***-1.80%***~~

NOTE: TRACK EQUIVALENT ALBUMS EQUATE RATIO OF 10 TRACKS TO 1 ALBUM

Total Album Sales

(Includes CDs, Cassettes, LPs, Digital Albums - In Millions)

	2012	2011	% Chg.
Units Sold	**316**	**331**	***-4.40%***

Physical Music Sales

(Includes CDs, Cassettes, LPs - In Millions)

	2012	2011	% Chg.
Units Sold	**198**	**227**	***-12.80%***

Digital Album Sales

(In Millions)

	2012	2011	% Chg.
Units Sold	**118**	**103**	***14.10%***

Digital Track Sales

(In Millions) – *Nielsen SoundScan Sales Record**

	2012	2011	% Chg.
Units Sold	**1,336 ***	**1,271**	***5.10%***

CD Album Sales

(CD Albums – In Millions)

	2012	2011	% Chg.
Units Sold	**193**	**224**	***-13.50%***

LP Album Sales

(LP/Vinyl Records – In Millions) – *Nielsen SoundScan Sales Record**

	2012	2011	% Chg.
Units Sold	**4.6 ***	**3.9**	***17.70%***

Holiday Season Album Sales

(Sales 11/5/2012–12/30/2012 – In Millions)

	2012	2011	% Chg.
Units Sold	**76**	**81**	***-7.10%***

Holiday Season Track Sales

(Sales 11/5/2012–12/30/2012 – In Millions)

	2012	2011	% Chg.
Units Sold	**238**	**237**	***0.60%***

Current vs. Catalog Sales

(In Millions)

Overall Albums

	2012	2011	% Chg.
Current	161	179	*-10.20%*
Catalog	155	151	*2.50%*
Deep Catalog	123	119	*3.30%*

Digital Albums

	2012	2011	% Chg.
Current	60	53	*13.70%*
Catalog	57	50	*14.60%*
Deep Catalog	45	38	*18.10%*

Physical Albums

	2012	2011	% Chg.

Digital Tracks

	2012	2011	% Chg.

Current	101	126	-20.30%
Catalog	97	101	-3.50%
Deep Catalog	78	81	-3.70%

Current	603	552	9.10%
Catalog	733	718	2.10%

Genre Total Album Sales

(In Millions)

Genre	2012	2011	% Chg.
Alternative	52.2	54.6	-4.30%
Christian/Gospel*	22.9	23.7	-3.40%
Classical	7.5	9.4	-20.50%
Country	44.6	42.8	4.20%
Dance/Electronic	8.7	9.9	-12.00%
Jazz	8.1	11	-26.20%
Latin	9.7	11.7	-17.60%
Metal	31.9	31.9	-0.30%
New Age	1.7	1.9	-12.90%
R&B	49.7	55.3	-10.20%
Rap	24.2	27.3	-11.40%
Rock	102.5	100.5	2.00%
Soundtrack	12.3	13	-5.20%

Genre Digital Album Sales

(In Millions)

Genre	2012	2011	% Chg.
Alternative	26.7	24.4	9.50%
Christian/Gospel*	5.3	4.8	11.10%
Classical	2.6	2.3	14.60%
Country	11.2	8.1	37.80%
Dance/Electronic	4.9	4.8	1.20%
Jazz	2.5	2.6	-3.60%
Latin	1.4	1.1	23.20%
Metal	11.2	9.6	16.30%
New Age	0.6	0.6	13.60%
R&B	16.3	14.8	10.20%
Rap	10.7	9.3	14.70%
Rock	43.1	36.3	18.80%
Soundtrack	6	5.4	12.70%

Genre Digital Track Sales

(Total Tracks, Core Genre – In Millions)

Genre	2012	2011	% Chg.
Blues	3	2.4	24.40%
Children	4.7	4.2	10.30%
Christian/Gospel	34.4	32.2	6.50%
Classical	7	6.7	5.20%
Comedy	5.1	6.7	-23.40%
Country	162.1	143.7	12.80%
Dance/Electronic	53	39.1	35.60%
Holiday/Seasonal	12.1	13.7	-11.90%
Jazz	8.8	9.2	-5.00%
Latin	21.1	20.6	2.20%
New Age	1.5	1.4	10.70%
Pop	303.8	305.6	-0.60%
R&B/Hip Hop	249.3	262.1	-4.90%

Digital Track Sales by Decade

(Songs Grouped by Decade of Release – In Millions)

Genre	2012	2011	% Chg.
2010's	699	542	29.00%
2000's	438	535	-18.20%
1990's	91	87	5.00%
1980's	54	41	32.70%
1970's	33	33	0.60%
1960's	16	18	-14.40%
1950's	3	3	-6.70%
1940's	1	1	-6.00%

Rock	323.8	291.7	*11.00%*
World	8.7	4.1	*110.80%*

Notes:

Current/Catalog Definitions: "current" represents albums 18 months or newer; "catalog" 18 months or older (with some considerations for airplay and billboard chart position). "Deep catalog" is a subset within "catalog".

Genres: Albums and tracks may appear in more than one genre. Album genres are based on billboard chart eligibility and can differ from the track genre methodology. Not all genres are included in the above tables.

** Includes sales figures tracked by Christian SoundScan.*

2012 YEAR-TO-DATE RECORD COMPANY MARKET SHARE

(REFLECTS THE MARKET SHARE FOR THE ENTIRE ENTITY INCLUDING SUB-DISTRIBUTED COMPANIES FOR THE 52-WEEK YEAR)

UMG COMPLETED THE ACQUISITION OF EMI DISTRIBUTION AT THE BEGINNING OF Q4 2012. MARKET SHARE REPORTING INCLUDED THE FOLLOWING ADJUSTMENTS: ALL OF THE LABELS FORMERLY ASSOCIATED WITH EMI WERE MOVED TO UMGD. EMI WAS CREDITED FOR ALL SALES THROUGH WEEK-ENDING 9/30/2012. ALL MARKET SHARE WAS ATTRIBUTED TO UMGD THEREAFTER.

Total Albums

	2012	2011
UMG	32.41%	29.85%
SME	30.25%	29.29%
WMG	19.15%	19.13%
EMI	6.78%	9.62%
OTHERS	11.42%	12.11%

Current Total Albums

	2012	2011
UMG	33.87%	31.85%
SME	30.65%	29.56%
WMG	17.30%	17.39%
EMI	6.82%	9.07%
OTHERS	11.36%	12.14%

Catalog Total Albums

	2012	2011
UMG	30.88%	27.43%
SME	29.82%	28.97%
WMG	21.07%	21.18%
EMI	6.75%	10.34%
OTHERS	11.48%	12.07%

Physical Albums

	2012	2011
UMG	33.53%	30.53%
SME	32.17%	31.08%
WMG	18.59%	18.78%
EMI	6.52%	9.44%
OTHERS	9.19%	10.17%

Digital Albums

	2012	2011
UMG	30.52%	28.35%
SME	27.03%	25.36%
WMG	20.08%	19.91%
EMI	7.22%	10.00%
OTHERS	15.14%	16.37%

Digital Tracks

	2012	2011
UMG	33.76%	32.97%
SME	26.43%	26.21%
WMG	18.28%	17.74%
EMI	5.90%	8.26%
OTHERS	15.63%	14.83%

BILLBOARD'S TOP SELLING ALBUMS & ARTISTS
BASED ON NIELSEN SOUNDSCAN U.S. DATA

2012 Top Ten Selling Albums w/TEA

(Includes All Albums & Track Equivalent Albums)

	Title/Artist	Units Sold
1	21 / ADELE	5,256,000
2	RED / TAYLOR SWIFT	3,892,000
3	UP ALL NIGHT / ONE DIRECTION	2,334,000
4	BELIEVE / JUSTIN BIEBER	2,142,000
5	SOME NIGHTS / FUN.	1,923,000
6	OVEREXPOSED/ MAROON 5	1,896,000
7	PINK FRIDAY...ROMAN RELOADED / NICKI MINAJ	1,657,000
8	BABEL / MUMFORD & SONS	1,605,000
9	TAILGATES & TANLINES / LUKE	

2012 Top Ten Selling Albums + Tracks

(Transactions: Albums and Digital Tracks)

	Title/Artist	Units Sold
1	21 / ADELE	12,800,000
2	SOME NIGHTS / FUN.	11,100,000
3	RED / TAYLOR SWIFT	11,000,000
4	OVEREXPOSED / MAROON 5	10,100,000
5	BELIEVE / JUSTIN BIEBER	9,500,000
6	PINK FRIDAY...ROMAN RELOADED / NICKI MINAJ	9,500,000
7	KISS / CARLY RAE JEPSEN	9,300,000
8	UP ALL NIGHT / ONE DIRECTION	8,800,000
9		

	BRYAN	1,600,000
10	TAKE ME HOME / ONE DIRECTION	1,565,000

2012 Top Ten Selling Albums

	Title/Artist	Units Sold
1	21 / ADELE	4,414,000
2	RED / TAYLOR SWIFT	3,107,000
3	UP ALL NIGHT / ONE DIRECTION	1,616,000
4	BABEL / MUMFORD & SONS	1,463,000
5	TAKE ME HOME / ONE DIRECTION	1,340,000
6	BELIEVE / JUSTIN BIEBER	1,324,000
7	BLOWN AWAY / CARRIE UNDERWOOD	1,203,000
8	TAILGATES & TANLINES / LUKE BRYAN	1,105,000
9	TUSKEGEE / LIONEL RICHIE	1,071,000
10	NIGHT TRAIN / JASON ALDEAN	1,024,000

2012 Top Ten Selling Digital Songs

(Combines all digital track versions of a song)

	Title/Artist	Units Sold
1	SOMEBODY THAT I USED TO... / GOTYE FT. KIMBRA	6,801,000
2	CALL ME MAYBE / CARLY RAE JEPSEN	6,472,000
3	WE ARE YOUNG / FUN. FT. JANELLE MONAE	5,948,000
4	PAYPHONE / MAROON 5 FT. WIZ KHALIFA	4,757,000
5	STARSHIPS / NICKI MINAJ	3,979,000
6	WHAT MAKES YOU BEAUTIFUL / ONE DIRECTION	3,881,000

	WILD ONES / FLO RIDA	8,100,000
10	TAKE CARE / DRAKE	7,900,000

2012 Top Ten Selling Artists

(Combines All Album Sales)

	Artist	Units Sold
1	ADELE	5,167,000
2	TAYLOR SWIFT	4,062,000
3	ONE DIRECTION	2,978,000
4	MUMFORD & SONS	2,149,000
5	JUSTIN BIEBER	1,897,000
6	JASON ALDEAN	1,855,000
7	WHITNEY HOUSTON	1,789,000
8	MAROON 5	1,540,000
9	CARRIE UNDERWOOD	1,497,000
10	LUKE BRYAN	1,432,000

2012 Top Ten Selling Digital Albums

	Title/Artist	Units Sold
1	21 / ADELE	1,040,000
2	RED / TAYLOR SWIFT	863,000
3	BABEL / MUMFORD & SONS	778,000
4	UP ALL NIGHT / ONE DIRECTION	562,000
5	SOME NIGHTS / FUN.	558,000
6	LUMINEERS / LUMINEERS	474,000

7	SOME NIGHTS / FUN.	3,839,000
8	STRONGER / KELLY CLARKSON	3,823,000
9	GANGNAM STYLE / PSY	3,592,000
10	ONE MORE NIGHT / MAROON 5	3,461,000

2012 Top Ten Selling Physical Albums

	Title/Artist	Units Sold
1	21 / ADELE	3,374,000
2	RED / TAYLOR SWIFT	2,244,000
3	UP ALL NIGHT / ONE DIRECTION	1,053,000
4	TAKE ME HOME / ONE DIRECTION	982,000
5	BELIEVE / JUSTIN BIEBER	979,000
6	BLOWN AWAY / CARRIE UNDERWOOD	880,000
7	TAILGATES & TANLINES / LUKE BRYAN	823,000
8	TUSKEGEE / LIONEL RICHIE	819,000
9	MERRY CHRISTMAS BABY / ROD STEWART	797,000
10	NIGHT TRAIN / JASON ALDEAN	696,000

2012 Top Ten Selling Internet Albums

	Title/Artist	Units Sold
1	21 / ADELE	237,000
2	MDNA / MADONNA	210,000
3	RED / TAYLOR SWIFT	161,000
4		

7	OVEREXPOSED / MAROON 5	451,000
8	MY HEAD IS AN ANIMAL / OF MONSTERS AND MEN	424,000
9	MAKING MIRRORS / GOTYE	387,000
10	SIGH NO MORE / MUMFORD & SONS	384,000

2012 Top Ten Selling Vinyl Albums

	Title/Artist	Units Sold
1	BLUNDERBUSS / JACK WHITE	34,000
2	ABBEY ROAD / BEATLES	30,000
3	BABEL / MUMFORD & SONS	29,000
4	EL CAMINO / BLACK KEYS	25,000
5	SIGH NO MORE / MUMFORD & SONS	23,000
6	BLOOM / BEACH HOUSE	21,000
7	FOR EMMA FOREVER AGO / BON IVER	19,000
8	BOYS & GIRLS / ALABAMA SHAKES	17,000
9	21 / ADELE	16,000
10	BON IVER / BON IVER	15,000

2012 Top Ten Selling Seasonal Albums

	Title/Artist	Units Sold
1	MERRY CHRISTMAS BABY / ROD STEWART	858,000
2	CHRISTMAS / MICHAEL BUBLE	622,000
3	ON THIS WINTER'S NIGHT / LADY ANTEBELLUM	439,000
4	CHEERS, IT'S CHRISTMAS /	

	BABEL / MUMFORD & SONS	123,000
5	AMERICANA / NEIL YOUNG & CRAZY HORSE	95,000
6	TAKE ME HOME / ONE DIRECTION	90,000
7	CELEBRATION DAY / LED ZEPPELIN	89,000
8	TUSKEGEE / LIONEL RICHIE	73,000
9	GREATEST HITS / WHITNEY HOUSTON	69,000
10	WRECKING BALL / BRUCE SPRINGSTEEN	69,000

2012 Top Ten Selling Albums in the Holiday Season

(11/5/2012–12/30/2012)

	Title/Artist	Units Sold
1	RED / TAYLOR SWIFT	1,554,000
2	TAKE ME HOME / ONE DIRECTION	1,340,000
3	MERRY CHRISTMAS BABY / ROD STEWART	769,000
4	CHRISTMAS / MICHAEL BUBLE	598,000
5	UNAPOLOGETIC / RIHANNA	553,000
6	WORLD FROM THE SIDE... / PHILLIP PHILLIPS	533,000
7	NOW 44 / VARIOUS ARTISTS	524,000
8	UNORTHODOX JUKEBOX / BRUNO MARS	480,000
9	NIGHT TRAIN / JASON ALDEAN	428,000
10	BABEL / MUMFORD & SONS	428,000

	BLAKE SHELTON	428,000
5	CHRISTMAS WITH SCOTTY / SCOTTY MCCREERY	348,000
6	DREAMS OF FIREFLIES / TRANS-SIBERIAN ORCHESTRA	217,000
7	CEELO'S MAGIC MOMENT / CEE LO GREEN	181,000
8	UNDER THE MISTLETOE / JUSTIN BIEBER	173,000
9	NOEL / JOSH GROBAN	142,000
10	MY CHRISTMAS / ANDREA BOCELLI	123,000

2012 Top Ten Selling Songs in the Holiday Season

(11/5/2012–12/30/2012)

	Title/Artist	Units Sold
1	ROCKIN' AROUND THE CHRISTMAS... / BRENDA LEE	1,775,000
2	LOCKED OUT OF HEAVEN / BRUNO MARS	1,732,000
3	GANGNAM STYLE / PSY	1,462,000
4	I KNEW YOU WERE TROUBLE. / TAYLOR SWIFT	1,383,000
5	DIAMONDS / RIHANNA	1,382,000
6	HO HEY / THE LUMINEERS	1,191,000
7	DIE YOUNG / KE$HA	1,125,000
8	HOME / PHILLIP PHILLIPS	1,039,000
9	BEAUTY AND A BEAT / JUSTIN BIEBER	987,000
10	ONE MORE NIGHT / MAROON 5	895,000

BILLBOARD'S MOST PLAYED TITLES AND ARTISTS

BASED ON NIELSEN BDS DATA

(AIRPLAY IN THE 2012 CALENDAR YEAR)

2012 Top Ten Most Played Songs

(USRD Format BDS Airplay Detections)

	Title/Artist	Detections
1	SOMEBODY THAT I USED TO… / GOTYE FT. KIMBRA	652,000
2	WE ARE YOUNG / FUN. FT. JANELLE MONAE	527,000
3	STRONGER / KELLY CLARKSON	506,000
4	PAYPHONE / MAROON 5 FT. WIZ KHALIFA	480,000
5	SET FIRE TO THE RAIN / ADELE	480,000
6	GLAD YOU CAME / WANTED	471,000
7	CALL ME MAYBE / CARLY RAE JEPSEN	459,000
8	WE FOUND LOVE / RIHANNA FT. CALVIN HARRIS	450,000
9	LIGHTS / ELLIE GOULDING	449,000
10	WIDE AWAKE / KATY PERRY	399,000

2012 Top Ten Artist Airplay

(USRD Format BDS Airplay Detections)

	Artist	Detections
1	KATY PERRY	1,395,000
2	ADELE	1,178,000
3	KELLY CLARKSON	1,064,000
4	TAYLOR SWIFT	1,022,000
5	RIHANNA	912,000
6	P!NK	888,000
7	BRUNO MARS	865,000
8	FLO RIDA	830,000
9	KENNY CHESNEY	826,000
10	NICKI MINAJ	741,000

2012 Top Ten Streamed Audio Songs

	Title/Artist	Streams
1	SOMEBODY THAT I USED TO… / GOTYE FT. KIMBRA	45,062,000
2	WE ARE YOUNG / FUN. FT. JANELLE MONAE	43,502,000
3	CALL ME MAYBE / CARLY RAE JEPSEN	39,830,000
4	LIGHTS / ELLIE GOULDING	34,938,000
5	SOME NIGHTS / FUN.	30,666,000
6		

2012 Top Ten Streamed Music Videos

	Title/Artist	Streams
1	CALL ME MAYBE / CARLY RAE JEPSEN	79,934,000
2	WE ARE NEVER EVER GETTING… / TAYLOR SWIFT	49,042,000
3	MIRROR / LIL WAYNE FT. BRUNO MARS	42,574,000
4	BEEZ IN THE TRAP / NICKI MINAJ FT. 2 CHAINZ	35,508,000
5	PAYPHONE / MAROON 5 FT. WIZ KHALIFA	33,661,000
6	AS LONG AS YOU… /	

	PAYPHONE / MAROON 5 FT. WIZ KHALIFA	28,343,000
7	GLAD YOU CAME / WANTED	27,982,000
8	WE FOUND LOVE / RIHANNA FT. CALVIN HARRIS	27,556,000
9	STARSHIPS / NICKI MINAJ	25,463,000
10	WILD ONES / FLO RIDA FT. SIA	25,400,000

	JUSTIN BIEBER FT. BIG SEAN	33,520,000
7	WIDE AWAKE / KATY PERRY	32,387,000
8	PARTY ROCK ANTHEM / LMFAO	32,188,000
9	WANT U BACK / CHER LLOYD	31,650,000
10	DIAMONDS / RIHANNA	31,036,000

2012 Top Ten Streamed Songs

(Includes Audio and Video)

	Title/Artist	Streams
1	CALL ME MAYBE / CARLY RAE JEPSEN	119,764,000
2	PAYPHONE / MAROON 5 FT. WIZ KHALIFA	62,004,000
3	WE ARE NEVER EVER GETTING... / TAYLOR SWIFT	61,098,000
4	MIRROR / LIL WAYNE FT. BRUNO MARS	53,536,000
5	AS LONG AS YOU... / JUSTIN BIEBER FT. BIG SEAN	51,850,000
6	BOYFRIEND / JUSTIN BIEBER	51,196,000
7	WIDE AWAKE / KATY PERRY	49,773,000
8	PARTY ROCK ANTHEM / LMFAO	48,414,000
9	LIGHTS / ELLIE GOULDING	47,988,000
10	STARSHIPS / NICKI MINAJ	47,187,000

2012 Top Ten Streamed Artists

	Artist	Streams
1	TAYLOR SWIFT	216,000,000
2	NICKI MINAJ	210,000,000
3	RIHANNA	204,000,000
4	KATY PERRY	177,000,000
5	EMINEM	174,000,000
6	ONE DIRECTION	168,000,000
7	ADELE	163,000,000
8	BEYONCE	141,000,000
9	CHRIS BROWN	139,000,000
10	CARLY RAE JEPSEN	135,000,000

STREAMING MUSIC ACTIVITY IS AGGREGATED FROM A VARIETY OF NIELSEN STREAMING DATA SOURCES INCLUDING: AKOO, GUVERA, MEDIANET, RHAPSODY, RDIO, SLACKER, SPOTIFY, THUMBPLAY, VEVO, YAHOO!, AND OTHERS.

BILLBOARD'S TOP TITLES & ARTISTS OF THE NIELSEN SOUNDSCAN ERA

(RELEASE-TO-DATE SALES SINCE 1993)

Top Ten Selling Artists

	Artist	Units Sold
1	GARTH BROOKS	68,617,000
2	BEATLES	64,158,000
3	MARIAH CAREY	53,939,000
4	METALLICA	53,642,000
5	CELINE DION	51,759,000
6	GEORGE STRAIT	43,932,000
7	EMINEM	41,950,000
8	TIM MCGRAW	40,993,000
9	ALAN JACKSON	39,630,000
10	PINK FLOYD	37,969,000

Top Ten Selling Albums

	Title/Artist	Units Sold
1	METALLICA / METALLICA	15,845,000
2	COME ON OVER / SHANIA TWAIN	15,524,000
3	JAGGED LITTLE PILL / ALANIS MORISSETTE	14,806,000
4	MILLENNIUM / BACKSTREET BOYS	12,209,000
5	BEATLES 1 / BEATLES	12,139,000
6	SOUNDTRACK / BODYGUARD	12,056,000
7	SUPERNATURAL / SANTANA	11,732,000
8	HUMAN CLAY / CREED	11,632,000
9	LEGEND / BOB MARLEY & THE WAILERS	11,220,000
10	NO STRINGS ATTACHED / N SYNC	11,137,000

Top Ten Selling Digital Songs

	Title/Artist	Units Sold
1	I GOTTA FEELING / BLACK EYED THE PEAS	8,186,000
2	ROLLING IN THE DEEP / ADELE	7,640,000
3	PARTY ROCK ANTHEM / LMFAO	7,463,000
4	SOMEBODY THAT I USED TO... / GOTYE FT. KIMBRA	6,885,000
5	POKER FACE / LADY GAGA	6,866,000
6	JUST DANCE / LADY GAGA FEAT. COLBY O'DONIS	6,720,000
7	LOW / FLO RIDA FEAT. T-PAIN	6,565,000
8	BOOM BOOM POW / BLACK EYED	

Top Ten Selling Digital Albums

	Title/Artist	Units Sold
1	21 / ADELE	2,841,000
2	SIGH NO MORE / MUMFORD & SONS	1,488,000
3	RECOVERY / EMINEM	1,199,000
4	FAME / LADY GAGA	1,053,000
5	BORN THIS WAY / LADY GAGA	931,000
6	MYLO XYLOTO / COLDPLAY	892,000
7	FEARLESS / TAYLOR SWIFT	875,000
8		

	THE PEAS	6,544,000		VIVA LA VIDA / COLDPLAY	871,000
9	CALL ME MAYBE / CARLY JEPSEN		9		
	RAE	6,474,000		RED / TAYLOR SWIFT	863,000
10			10	SPEAK NOW / TAYLOR	
	I'M YOURS / JASON MRAZ	6,436,000		SWIFT	795,000

2012 YEAR-END HIGHLIGHTS

- Total music purchases (Physical Albums, Digital Albums and Digital Songs) are at an all-time high, surpassing 1.65 billion units this year, up 3.1% vs. last year.
- Overall Album sales (including Albums and Track Equivalent Album sales) were down 1.8% compared to 2011.
- Total Album sales were down 4.4% in 2012 with sales totaling 316.0 million units compared to 330.6 million in 2011.
- 10 Albums sold more than one million units in 2012.
- The Country genre showed the greatest gains in 2012 with sales up 4.1% compared to 2011. Rock, which continues to be the biggest genre, was up 1.4% vs. 2011.
    - Country also saw a 38% gain in digital album sales in 2012 vs. 2011, the largest increase of any genre in the digital album format.
- For the fifth consecutive year, more vinyl albums were purchased than any other year in the history of Nielsen SoundScan.
    - In 2012, vinyl album sales reached 4.6 million in sales, breaking the previous record of 3.9 million LP album sales in 2011.
    - 67% of all vinyl albums were purchased at an independent music store during 2012.
    - Vinyl album sales in 2012 were up 19% compared to 2011 and accounted for 1.4% of all album sales and 2.3% of all physical album sales.
- For the second consecutive year, Columbia Records ends the year with the largest market share among all label groups with a 9.05% album label share.

DIGITAL HIGHLIGHTS

- Digital music continues to grow, with total digital sales up 9.1% vs. 2011.
    - Digital Albums reached an all-time high with 117.7 million units, up 14.1% vs. 2011.

- Digital Tracks also reached an all-time high with 1.34 billion units sold in 2012, up 5.1% vs. 2011.

- Digital share of the total business (album + TEA) was 55.9% in 2012.
- Digital album sales accounted for 37% of all album purchases in 2012 compared to 31% in 2011, 26% in 2010, 20% in 2009, 15% in 2008, 10% in 2007 and 5.5% in 2006.
- While total digital album growth was 14% in 2012, there were a number of digital album genres that experienced even higher digital growth.
    - Country digital album sales up 38%
    - Latin digital album sales up 22%
    - Rock digital album sales up 18%

- For the last week of 2012 (week ending 12/30/2012), digital album sales set a new high with sales of 4.5 million, over one million units higher than the previous record week.
- While overall digital tracks sales were up 5%, several genres showed double-digit increases. Dance/Electronic tracks are up 36%; Country is up 13%; Rock is up 11% vs. the prior year.
- For the first time, a digital song had more than six million downloads in a calendar year and that feat was achieved by two songs this year: Gotye featuring Kimbra – "Somebody That I Used to Know" sold 6.8 million downloads and Carly Rae Jepsen's "Call Me Maybe" sold 6.5 million. Another song just missed the six million mark, with Fun. featuring Janelle Monae's "We Are Young" selling 5.9 million downloads.
- In 2012, 108 songs exceeded the one million sales mark.
- In 2012, 41 different digital songs had sales that exceeded two million (compared to 38 in 2011, 37 in 2010, 31 in 2009, 19 in 2008, nine in 2007).

BEST SELLER ALBUM HIGHLIGHTS

- Adele's 21 finishes the year as the biggest selling album for the second consecutive year with just over 4.4 million sales. This is the first time ever that an album has been the year's best seller for two consecutive years. The album has now eclipsed the 10 million unit mark in just under two years.
    - 21 was also the best-selling digital album of the year, surpassing one million digital albums for the second consecutive year. No other album has sold more than one million digital albums in any year and now 21 has done it two years in a row.

- Taylor Swift's Red is the year's second best seller with over 3.1 million units sold in just 10

weeks (the album was released on 10/22).

  - Red had first-week sales of 1,208,000, the biggest weekly sales for an album since The Eminem Show sold 1,322,000 in its second week of release in 2002.

MOST PLAYED AND STREAMED HIGHLIGHTS

- For the second year, Katy Perry ends the year as the most played artist over the airways in 2012 with more than 1.4 million spins.
- Four out of the top 10 most played artists in 2012 had more than one million detections for the year.
- Taylor Swift claimed the top spot as the most streamed artist in 2012 with more than 216 million streams.
- Carly Rae Jepson's "Call Me Maybe" was the most streamed song and music video in 2012 with 119.8 million streams in 2012.

STRATA HIGHLIGHTS

- For the first time in history, more albums were sold in Digital music stores than in any other strata. Mass Merchants had been the largest strata for the past five years.
- In 2012, 37% of all albums purchased were through a digital service like iTunes, Amazonmp3 or eMusic, an increase of 6 points from 2011.
- During 2012, 29% of all album purchases occurred at Mass Merchant outlets (Walmart, Target, etc.).
- Album sales at retail Chain stores accounted for 15% of all album sales in 2012, while 10% came from Internet/Mail Order and Venue sales and 7% occurred at Independent music stores.

ABOUT NIELSEN

Nielsen Holdings N.V. (NYSE: NLSN) is a global information and measurement company with leading market positions in marketing and consumer information, television and other media measurement, online intelligence, mobile measurement, trade shows and related properties. Nielsen has a presence in approximately 100 countries, with headquarters in New York, USA and Diemen, the Netherlands. For more information, visit www.nielsen.com.

Contacts

Scoop Marketing
Anna Loynes, 818-761-7159
aloynes@solters.com